Exhibit 3.2

BYLAWS

OF

MUZINICH CORPORATE LENDING INCOME FUND, INC.

ARTICLE I.

OFFICES

1.1 Registered Office. The registered office of Muzinich Corporate Lending Income Fund, Inc. (the “Company”) in the State of Delaware shall be established and maintained at 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808 and Corporation Service Company shall be the registered agent of the Company in charge thereof.

1.2 Other Offices. The Company may also have offices at such other places both within and without the State of Delaware as the board of directors of the Company (the “Board”) may from time to time determine or the business of the Company may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings. All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of the meeting, including by telephone, video-conference or similar form of communication, or in a duly executed waiver of notice thereof.

2.2 Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board and stated in the notice of the meeting, for the purpose of electing directors of the Company and for the transaction of only such other business as is properly brought before the meeting in accordance with these bylaws (the “Bylaws”).

Written notice of an annual meeting stating the place, date, and hour of the meeting shall be given by the Secretary of the Company (“Secretary”) to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting. A written notice of an annual meeting shall be provided not less than ten (10) nor more than sixty (60) days before the date of the annual meeting.

To be properly brought before the annual meeting, business must be either (i) brought before the annual meeting by or at the direction of the Board, (ii) pursuant to the notice of meeting or (iii) otherwise properly brought before the annual meeting by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of these Bylaws. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the Company addressed to the attention of the Secretary not less than ninety (90) days nor more than one hundred twenty (120) days in advance of the anniversary of the date the Company’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received by the Secretary not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the seventh (7th) day following the day on which public announcement of the date of such meeting is first made. A stockholder’s notice to the Secretary shall set forth (i) as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and (b) any material interest of the stockholder in such business, and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class, series, and number of shares of capital stock of the Company which are beneficially owned by the stockholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.2. The officer of the Company presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Section 2.2, and, if such officer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

2.3 Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Company, as amended and/or restated from time to time (the “Certificate of Incorporation”), by the Secretary only at the request of the Chairman of the Board, the Chief Executive Officer, or the President or by a resolution duly adopted by the affirmative vote of a majority of the Board. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of the stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Unless otherwise provided by law, written notice of a special meeting of stockholders, stating the date and time, place, and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. In fixing a date for any special meeting, the Chairman of the Board, the Chief Executive Officer, the President, or the Board may consider such factors as he, she or it deems relevant, including the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board to call an annual meeting or a special meeting.

Nominations of persons for election to the Board at a special meeting may be made only (1) by or at the direction of the Board, or (2) provided that the Board has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Bylaws.

2.4 Quorum. The holders of at least one-third of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

The stockholders present, either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than required to establish a quorum.

2.5 Organization. The Chairman of the Board shall act as chairman of meetings of the stockholders. The Board may designate any other officer or director to act as chairman of any meeting in the absence of the Chairman of the Board, and the Board may further provide for determining who shall act as chairman of any stockholders meeting in the absence of the Chairman of the Board and such designee. The chairman of the meeting may prescribe such rules, regulations, and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to stockholders of record of the Company, their duly authorized proxies, and other such individuals as the chairman of the meeting may determine; (c) limiting the time allotted to questions or comments; (d) determining when and for how long the polls should be open and when the polls should be closed and when the announcement of the results should be made; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules, or guidelines as set forth by the chairman of the meeting; (g) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security.

The Secretary shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of any meeting.

2.6 Voting. Unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, any question (other than the election of directors) properly brought before any meeting of stockholders shall be decided by the affirmative vote of the holders of a majority of the votes cast by stockholders present in person or by proxy at an annual or special meeting duly called for such purpose and entitled to vote thereat. At all meetings of stockholders for the election of directors, directors shall be elected by the affirmative vote of the holders of a majority of the votes cast by stockholders present in person or by proxy at an annual or special meeting duly called for such purpose and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder, unless otherwise provided by the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any person or persons to act for him, her, or it by proxy. All proxies shall be executed in writing and shall be filed with the Secretary not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The Board, in its discretion, or the officer of the Company presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.7 Action of Shareholders Without Meeting. Except as may otherwise be required by law or in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

2.8 Voting List. The officer who has charge of the stock ledger of the Company shall prepare and make, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days ending on the day before the meeting date, either on a reasonably accessible electronic network, or, during ordinary business hours, at the principal place of business of the Company, as specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held.

2.9 Stock Ledger. The stock ledger of the Company shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.8, or the books of the Company, or to vote in person or by proxy at any meeting of stockholders.

2.10 Adjournment. Any meeting of the stockholders, including one at which directors are to be elected, may be adjourned for such periods as the presiding officer of the meeting or the stockholders present in person or by proxy and entitled to vote shall direct.

2.11 Ratification. Any transaction questioned in any stockholders’ derivative suit, or any other suit to enforce alleged rights of the Company or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer, or stockholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting may be approved, ratified, and confirmed before or after such transaction upon judgment by the Board or by the holders of common stock and, if so approved, ratified, or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification, or confirmation shall be binding upon the Company and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

2.12 Inspectors of Election. The Company shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspector shall: (1) decide upon the qualifications of voters; (2) ascertain the number of shares outstanding and the voting power of each; (3) determine the shares represented at a meeting and the validity of the proxies of ballots; (4) count all votes and ballots; (5) declare the results; (6) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (7) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

ARTICLE III.

DIRECTORS

3.1 Powers; Number; Qualifications. The business and affairs of the Company shall be managed by or under the direction of the Board, except as may be otherwise provided by law or in the Certificate of Incorporation. The number of directors which shall constitute the Board shall be not less than four (4) nor more than eight (8). The exact number of directors shall be fixed from time to time, within the limits specified in this Section 3.1 or in the Certificate of Incorporation, by a majority of the Board. Directors need not be stockholders of the Company. The Board shall be divided into classes as more fully set forth in the Certificate of Incorporation.

3.2 Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until the next annual meeting of stockholders at which his or her class stands for election and until his or her successor shall be duly elected and shall qualify, or until such director’s earlier resignation, removal from office, death, or incapacity. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, and each director so chosen shall hold office until the next annual meeting and until such director’s successor shall be duly elected and shall qualify, or until such director’s earlier resignation, removal from office, death, or incapacity. If for any reason any or all the directors cease to be directors, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining directors hereunder, if any.

3.3 Nominations. Nominations of persons for election to the Board of the Company at a meeting of stockholders of the Company may be made only (i) by or at the direction of the Board, (ii) pursuant to the notice of meeting or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of these Bylaws. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary. To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the Company addressed to the attention of the Secretary not less than ninety (90) days nor more than one hundred twenty (120) days in advance of the anniversary of the date the Company’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received by the Secretary not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the seventh (7th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address, and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Company which are beneficially owned by the person and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth herein. The officer of the Company presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

3.4 Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware, including by telephone, video-conference, or similar form of communication. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the Chief Executive Officer, the President, or a majority of the entire Board. Notice of special meetings of the Board stating the place, date, and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, or e-mail on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

3.5 Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation, or these Bylaws, at all meetings of the Board or any committee thereof, a majority of the entire Board or such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board or of any committee thereof, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.6 Organization of Meetings. The Board shall elect one of its members to be Chairman of the Board. The Chairman of the Board shall lead the Board in fulfilling its responsibilities as set forth in these Bylaws, including its responsibility to oversee the performance of the Company, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board.

Meetings of the Board, including by telephone, video-conference, or similar form of communication, shall be presided over by the Chairman of the Board, or in his or her absence, by the Chief Executive Officer to the extent he or she is a director, or in the absence of the Chairman of the Board and the Chief Executive Officer, by the President to the extent he or she is a director, or in the absence of the Chairman of the Board, the Chief Executive Officer, and the President, by such other person as the Board may designate or the members present may select.

3.7 Actions of Board Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission are filed with the minutes of proceedings of the Board or committee.

3.8 Removal of Directors by Stockholders. Any individual director may be removed from office for cause by a 66 2/3% vote of the holders of the outstanding shares then entitled to vote at an election of directors. In case the Board or any one or more directors be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed.

3.9 Resignations. Any director may resign at any time by submitting his or her written resignation to the Board or Secretary. Such resignation shall take effect at the time of its receipt by the Company unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

3.10 Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by law and in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation or the Bylaws, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Company’s property and assets, recommending to the stockholders a dissolution of the Company or a revocation of a dissolution; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a merger. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Subject to the provisions hereof, the Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee.

3.11 Compensation. Unless restricted by the Certificate of Incorporation or these Bylaws, the directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed amount (in cash or other form of consideration) for attendance at each meeting of the Board or a stated salary as director, as determined by the Board from time to time. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings, as determined by the Board from time to time.

3.12 Interested Directors. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if (i) the material facts as to his, her, or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (ii) the material facts as to his, her, or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

3.13 Meetings by Means of Conference Telephone. Subject to the requirements of applicable law, members of the Board or any committee designated by the Board may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other simultaneously, and participation in a meeting pursuant to this Section 3.13 shall constitute presence in person at such meeting.

ARTICLE IV.

OFFICERS

4.1 General. The officers of the Company shall be elected by the Board and may consist of: a Chief Executive Officer, President, Chief Financial Officer, Chief Compliance Officer, Secretary, and Treasurer. The Board, in its discretion, may also elect one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers, a Controller, and such other officers as in the judgment of the Board may be necessary or desirable. Any number of offices may be held by the same person and more than one person may hold the same office, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Company need not be stockholders of the Company, nor need such officers be directors of the Company.

4.2 Election. The Board at its first meeting held after each annual meeting of stockholders shall elect the officers of the Company who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board; and all officers of the Company shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any vacancy occurring in any office of the Company shall be filled by the Board. The salaries of all officers who are directors of the Company shall be fixed by the Board or a committee thereof.

4.3 Voting Securities Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents, and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the Chief Executive Officer, the President, or any Vice President, and any such officer may, in the name and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.

4.4 Chief Executive Officer. Subject to the provisions of these Bylaws and to the control of the Board, the Chief Executive Officer shall have general supervision, direction, and control of the business and the officers of the Company. He or she shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, including general supervision, direction, and control of the business and supervision of other officers of the Company, and shall have such other powers and duties as may be prescribed by the Board.

4.5 President. The President shall have the general powers and duties of management usually vested in the president of a corporation, including general supervision, direction, and control of the business and supervision of other officers of the Company, and shall have such other powers and duties as may be prescribed by the Board. In the absence or disability of the Chief Executive Officer, the President shall also have the powers and duties of, and be subject to all the restrictions upon, the Chief Executive Officer and shall be authorized and empowered to sign as Chief Executive Officer in any case where such officer’s signature is required.

4.6 Chief Investment Officer. The Chief Investment Officer shall have general supervision, direction, and control of the investment affairs of the Company. He or she shall have the general powers and duties of management usually vested in the chief investment officer of a corporation, and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board or these Bylaws, all subject to the oversight of the Board.

4.7 Chief Compliance Officer. The Chief Compliance Officer shall have general responsibility for the compliance matters of the Company and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board or these Bylaws, all in accordance with policies as established by and subject to oversight of the Board. Additionally, the Chief Compliance Officer shall, no less than annually, (i) provide a written report to the Board, the content of which shall comply with Rule 38a-1 of the Investment Company Act of 1940, as amended (the “1940 Act”), and (ii) meet separately with the Company’s independent directors.

4.8 Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction, and control of the financial affairs of the Company and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board or these Bylaws, all in accordance with policies as established by and subject to the oversight of the Board. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

4.9 Vice Presidents. In the absence or disability of the Chief Executive Officer and the President, the Vice Presidents, if there are any, in order of their rank as fixed by the Board, or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the Chief Executive Officer and the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer and the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these Bylaws, the Chief Executive Officer, the President, or the Chairman of the Board.

4.10 Secretary. The Secretary shall attend all meetings of the Board and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board, the Chief Executive Officer, or the President, under each of whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board, then any Assistant Secretary shall perform such actions. If there is no Assistant Secretary, then the Board, the Chief Executive Officer or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Company and the Secretary or any Assistant Secretary, if there is one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates, and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

4.11 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, President, and the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the Company. If required by the Board, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Company, in case of his or her death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his or her possession or under his or her control belonging to the Company.

4.12 Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there are any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board, the Chief Executive Officer, the President, any Vice President, if there is one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

4.13 Assistant Treasurers. Assistant Treasurers, if there are any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board, the Chief Executive Officer, the President, any Vice President, if there is one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board, an Assistant Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Company, in case of his or her death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his or her possession or under his or her control belonging to the Company.

4.14 Controller. The Controller, if there is any, shall establish and maintain the accounting records of the Company in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Company, and shall perform such other duties as the Board, the Chief Executive Officer, the President, or any Vice President of the Company may prescribe.

4.15 Other Officers. Such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Company the power to choose such other officers and to prescribe their respective duties and powers.

4.16 Vacancies. The Board shall have the power to fill any vacancies in any office occurring from whatever reason.

4.17 Resignations. Any officer may resign at any time by submitting his or her written resignation to the Company. Such resignation shall take effect at the time of its receipt by the Company, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective. Such resignation shall be without prejudice to the contract rights, if any, of the Company.

4.18 Removal. Subject to the provisions of any employment agreement approved by the Board, any officer of the Company may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board.

4.19 Contracts and Other Documents. The Chief Executive Officer, the President, the Chief Financial Officer, and the Secretary, or such other officer or officers as may from time to time be authorized by the Board or any other committee given specific authority in the premises by the Board during the intervals between the meetings of the Board, shall have power to sign and execute on behalf of the Company deeds, conveyances and contracts, and any and all other documents requiring execution by the Company.

ARTICLE V.

CAPITAL STOCK

5.1 Uncertificated Stock. The interest of each stockholder of the Company shall be evidenced by shares of stock which are in uncertificated form, unless otherwise required by law, and such stock shall be entered on the books of the Company and registered as issued. Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner thereof a written notice that shall contain such information as required under Delaware law. If the Company provides for certificated stock, any certificates representing stock shall be in such form as the appropriate officers of the Company may from time to time prescribe and such certificates shall be signed, countersigned and registered in such manner as the Board may by resolution prescribe.

5.2 Transfers. Stock of the Company shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Company only by the registered owner, or by his, her, or its attorney lawfully constituted in writing. Stock of the Company which is uncertificated shall, upon the receipt of proper transfer instructions from the registered owner of uncertificated stock, be cancelled and issuance of new equivalent uncertificated stock shall be made to the stockholder entitled thereto. It shall be the duty of the Company to issue evidence of the issuance of uncertificated stock to the stockholder entitled thereto and record the transaction upon the Company’s books, unless the Company has a duty to inquire as to adverse claims with respect to such transfer which has not been discharged. The Company shall have no duty to inquire into adverse claims with respect to such transfer unless (i) the Company has received a written notification of an adverse claim at a time and in a manner which affords the Company a reasonable opportunity to act on it prior to the registration of the stock on the books of the Company and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant or (ii) the Company has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, bylaws, or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Company may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him, her, or its, if there be no such address, at his, her, or its residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (i) an appropriate restraining order, injunction, or other process issues from a court of competent jurisdiction or (ii) an indemnity bond, sufficient in the Company’s judgment to protect the Company and any transfer agent, registrar, or other agent of the Company involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Company.

5.3 Fixing Record Date. In order that the Company may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. In order that the Company may determine to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date of action without a meeting is adopted by the Board. In order that the Company may determine any other corporate action, which may include determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days before such action. If no record date is fixed:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the first date on which a signed written consent is delivered to the Company; or

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

5.4 Registered Stockholders. Prior to due presentment for transfer of any share or shares, the Company shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications, and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VI.

NOTICES

6.1 Notices. Any written notice required to be given to stockholders may be given by electronic transmission, by facsimile, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, or by any other means permitted by applicable law. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Company, with postage thereon prepaid. If transmitted electronically and/or by facsimile, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any electronic mail address or facsimile number of the stockholder at which the stockholder receives electronic transmissions and/or facsimile transmissions, as applicable, as reflected on the records of the Company. The Company may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice.

6.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of law or the Certificate of Incorporation or by these Bylaws, a written waiver, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

ARTICLE VII.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1 The Company shall indemnify any person (other than with respect to claims resulting from the willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

7.2 The Company shall indemnify any person (other than with respect to claims resulting from the willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office) who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3 To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 7.1 or 7.2, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

7.4 Any indemnification under Sections 7.1 or 7.2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(a) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, even though less than a quorum;

(b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum;

(c) by independent legal counsel in a written opinion, if there are no such directors, or such directors so direct; or

(d) by the stockholders.

7.5 Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Section 7.5. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

7.6 The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

7.7 The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Article.

7.8 For purposes of this Article, references to “the Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

7.9 For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article.

7.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

7.11 No director or officer of the Company shall be personally liable to the Company or to any stockholder of the Company for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director’s or the officer’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director or officer derived an improper personal benefit.

ARTICLE VIII.

GENERAL PROVISIONS

8.1 Reliance on Books and Records. Each director, each member of any committee designated by the Board, and each officer of the Company, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Company, including reports made to the Company by any of its officers, by an independent certified public accountant or by an appraiser selected with reasonable care.

8.2 Maintenance and Inspection of Records. The Company shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws, as may be amended to date, minute books, accounting books, and other records.

Any such records maintained by the Company may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the General Corporation Law of the State of Delaware. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Company’s stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Company at its registered office in Delaware or at its principal executive office.

8.3 Inspection by Directors. Any director shall have the right to examine the Company’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

8.4 Dividends and Distributions. Subject to the provisions of the Certificate of Incorporation, if any, dividends and other distributions upon the capital stock of the Company may be declared by the Board at any regular or special meeting, pursuant to applicable law. Dividends and other distributions may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

8.5 Annual Statement. The Board shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Company.

8.6 Checks. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other persons as the Board may from time to time designate.

8.7 Fiscal Year. The fiscal year of the Company shall be as determined by the Board. If the Board shall fail to do so, the Chief Executive Officer and/or the President shall fix the fiscal year.

8.8 Seal. The corporate seal shall have inscribed thereon the name of the Company, the year of its organization, and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

8.9 Amendments. The original or other bylaws may be adopted, amended, or repealed by the stockholders entitled to vote thereon at any regular or special meeting or, if the Certificate of Incorporation so provides, by the Board. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power nor limit their power to adopt, amend, or repeal bylaws.

8.10 Severability. If any provision of these Bylaws shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair, or render invalid or unenforceable any other provision of the Bylaws in any jurisdiction.

8.11 Interpretation of Bylaws. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.

8.12 Conflict with 1940 Act. If and to the extent that any provision of the General Corporation Law of the State of Delaware, as amended, or any provision of these Bylaws shall conflict with any provision of the 1940 Act, the applicable provision of the 1940 Act shall control.

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